Exhibit 10.2

E U R O P E A N    I N V E S T M E N  T    B A N K

FI N° <\\> SE

SERAPIS N° 20120517

AUTOLIV SYSTEMS RDI II

(Sweden, Germany and France)

Guarantee Agreement

between

European Investment Bank

and

Autoliv Inc.

Stockholm, July 16 2013

Luxembourg, July 16 2013

THIS AGREEMENT IS MADE BETWEEN :

European Investment Bank having its Head Office at 100, boulevard Konrad Adenauer, Luxembourg-Kirchberg, Grand Duchy of Luxembourg,

Ms. Hanna Karczewska, Head of Division and

Mr. Jukka Luukkanen, Head of Division

hereinafter called:	“THE BANK”
of the first part, and

Autoliv Inc., a corporation incorporated in Delaware, USA, having its business office at Vasagatan 11, 111 20, Stockholm, Sweden,

Jan Carlson, President & CEO

Mats Wallin, CFO hereinafter called:	“THE GUARANTOR”

of the second part.

WHEREAS :

•	By an agreement (the “Finance Contract”) dated on or about <\\> 2013 and made between THE BANK and Autoliv AB (publ) (the “Borrower”) and THE GUARANTOR, THE BANK has agreed to establish in favour of the Borrower a credit equivalent to EUR 200 million (two hundred million euros);

•	The obligations of the Bank under the Finance Contract are conditional upon the prior execution and delivery by THE GUARANTOR of a guarantee of performance by the Borrower of its financial obligations under the Finance Contract;

•	The board of directors of THE GUARANTOR has determined that the issue of a guarantee of the Borrower’s financial obligations is a transaction in the interests of THE GUARANTOR and has approved the terms of this guarantee agreement (this “Guarantee”) and has authorised the signatory/signatories to execute it on THE GUARANTOR’S behalf (Annex I); and

•	The Borrower is indirectly a 100% owned subsidiary of THE GUARANTOR and THE GUARANTOR is the ultimate parent company of the Autoliv group of companies.

Unless otherwise defined herein, terms shall have the same meanings as ascribed thereto in the Finance Contract.

NOW THEREFORE it is hereby agreed as follows :

ARTICLE 1

Finance Contract

THE GUARANTOR has received notice of the terms, conditions and clauses of the Finance Contract.

ARTICLE 2

Guarantee

2.01	In consideration of THE BANK entering into the Finance Contract, THE GUARANTOR hereby irrevocably and unconditionally guarantees the payment of all principal moneys, interest (including interest on overdue sums), commission, charges, expenses and other moneys which may from time to time become payable by the Borrower to THE BANK by reason of the provisions of the Finance Contract and if and whenever the Borrower has defaulted in the payment of any such principal moneys, interest, commission, charges, expenses or other moneys, THE GUARANTOR undertakes on or before the third Business Day after written notice by THE BANK is given to THE GUARANTOR, showing the sum owed by the Borrower and stating that such sum was not paid on the due date, to pay the amount thereof to THE BANK in the currency, in the manner and at the place specified in the Finance Contract (a “Business Day” being a day on which banks are open for general business in Stockholm).

2.02	THE GUARANTOR will always have the right to pay any sum in respect of principal moneys, interest, commission, charges, expenses and other moneys on the due date or thereafter if the Borrower notifies THE GUARANTOR that it will not pay or has not paid any such amount on its due date.

2.03	Without limiting the provisions contained in Article 2.01, the obligations of THE GUARANTOR hereunder shall be of the same nature as obligations for its own debts (Sw.: proprieborgen) and, subject to the provisions of Article 6, shall not be impaired or discharged by reason of any time or other indulgence granted by THE BANK or by reason of any arrangement entered into or composition accepted by THE BANK modifying (by operation of law or otherwise) the rights and remedies of THE BANK under the Finance Contract.

2.04	The guarantee hereby created shall continue and remain in full force and effect until all sums payable or repayable under the Finance Contract shall have been irrevocably paid or repaid in full.

ARTICLE 3

Enforcement of Guarantee

3.01	This guarantee shall be enforceable whenever the Borrower fails to perform any of its financial obligations guaranteed pursuant to Article 2.01 hereof.

3.02	THE GUARANTOR undertakes to perform any obligation hereby imposed upon it when so required by THE BANK in writing and to pay the sums due by it without any limitation, retention, set off or condition and without THE BANK having to furnish any special evidence in support of its requirement (other than the reason for the enforcement of the guarantee and information regarding the sum due as required by Article 2.01).

3.03	In the event of THE BANK enforcing this guarantee, THE GUARANTOR shall have the right to discharge immediately, all the financial obligations of the Borrower under the Finance Contract which are still outstanding at the time of such enforcement.

ARTICLE 4

Subrogation

4.01	Whenever THE GUARANTOR makes a payment to THE BANK, pursuant to the provisions of this guarantee, it shall be subrogated, to the extent of such payment, to the rights, remedies and privileges relating to the said payment that THE BANK has against the Borrower; this right of subrogation cannot be invoked to the detriment of the rights of THE BANK.

4.02	THE GUARANTOR shall not have the right to be discharged of any of its obligations hereunder by reason only that, due to some act or omission of THE BANK, THE GUARANTOR is not or may not be subrogated to any of the rights, remedies or privileges of THE BANK relating to the payment in question.

ARTICLE 5

Amendment to the Finance Contract

The Bank may agree to any amendment or variation to the Finance Contract if:

(a)	the amendment or variation does not increase the amounts payable by THE GUARANTOR under this Guarantee or change the conditions under which such amounts are payable; or

(b)	the amendment or variation consists in the extension of time for payment of a Guaranteed Sum of up to three months; or

(c)	THE GUARANTOR has given its prior written consent to the amendment or variation, provided that such consent may not unreasonably be refused or delayed.

ARTICLE 6

Taxes, Charges and Expenses

Any fiscal charges which may be payable and any expenses incurred in connection with the making, the performance or the enforcement of this guarantee shall be borne by THE GUARANTOR and THE GUARANTOR shall on demand indemnify THE BANK all such fiscal charges and expenses incurred by THE BANK.

ARTICLE 7

Law and Jurisdiction

7.01	The formation and validity of this guarantee agreement and the relations between the parties thereto shall be governed by Swedish law.

7.02	Any dispute which may arise between the parties hereto in connection with this Agreement shall be subject to the jurisdiction of Swedish courts, in the first instance the District Court of Stockholm (Sw.: Stockholms tingsrätt), and the parties hereby submit to the jurisdiction of the said court, provided that THE BANK shall always be free to commence proceedings against THE GUARANTOR before any other proper jurisdiction in accordance with the Swedish Code of Procedure (Sw.: Rättegångsbalken).

The Guarantor appoints the Borrower to be its attorney for the purpose of accepting service on its behalf of any writ, notice, order, judgment or other legal process.

7.03	In any legal action arising out of this Guarantee the Guarantor agrees that the certificate of the Bank as to any amount or rate due to the Bank under this Guarantee may, in the absence of manifest error, be submitted as prima facie evidence of such amount or rate.

ARTICLE 8

Final Clauses

8.01	Notices and other communications given hereunder shall be sent to the addressee at its address hereafter mentioned:

• for THE BANK:	100, boulevard Konrad Adenauer L–2950 Luxembourg

• for THE GUARANTOR:
Attention: Treasurer Vasagatan 11
SE – 111 20 Stockholm Sweden Facsimile no.: +46 8 24 44 93

Provided however that any notice or communication to THE BANK which arises out of or is preparatory to litigation shall be addressed to the following address where THE BANK elects domicile:

Sveriges Riksbank Brunkebergstorg 11 S–103 37 Stockholm

No alteration to such addresses shall be valid until it has been communicated in writing by one party to this Agreement to the other.

8.02	Notices and other communications given hereunder shall be sent by registered letter. The delivery date recorded on any letter shall be deemed to be the date of delivery to the addressee.

8.03	The Recitals form part of this Agreement.

The following Annex is attached hereto:

• Annex I	Resolution of Board of Directors of THE GUARANTOR and authorisation of signatory

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in three originals in the English language. Each page hereof has been initialled on behalf of THE GUARANTOR and on behalf of THE BANK by the undersigned or their representatives.

At Stockholm, this 16th day of July 2013

At Luxembourg, this 16th day of July 2013

Signed for and on behalf of the	Signed for and on behalf of the
EUROPEAN INVESTMENT BANK	AUTOLIV INC.

/s/ Hanna Karczewska	/s/ Jan Carlson

Hanna Karczewska	Jan Carlson

/s/ Jukka Luukkanen	/s/ Mats Wallin

Jukka Luukkanen	Mats Wallin

ANNEX I

[Resolution of Board of Directors of THE GUARANTOR

and authorisation of signatory]